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                                                                EXECUTION COPY












                                  $500,000,000

                           FIVE-YEAR CREDIT AGREEMENT

                                      among

                         T. ROWE PRICE ASSOCIATES, INC.,
                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,


                              FLEET NATIONAL BANK,
                              as Syndication Agent

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                            Dated as of June 7, 2000





            CHASE SECURITIES INC., as Lead Arranger and Book Manager










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                                TABLE OF CONTENTS

                                                                           Page

SECTION 1.  DEFINITIONS.......................................................1

         1.1  Defined Terms...................................................1
         1.2  Other Definitional Provisions..................................13

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS..................................13

         2.1  Commitments....................................................13
         2.2  Procedure for Loan Borrowing...................................13
         2.3  Fees...........................................................14
         2.4  Termination or Reduction of Commitments........................14
         2.5  Optional Prepayments...........................................14
         2.6  Conversion and Continuation Options............................14
         2.7  Limitations on Eurodollar Tranches.............................15
         2.8  Interest Rates and Payment Dates...............................15
         2.9  Computation of Interest and Fees...............................15
         2.10  Inability to Determine Interest Rate..........................16
         2.11  Pro Rata Treatment and Payments...............................16
         2.12  Requirements of Law...........................................17
         2.13  Taxes.........................................................18
         2.14  Indemnity.....................................................19
         2.15  Change of Lending Office......................................20
         2.16  Replacement of Lenders........................................20

SECTION 3.  REPRESENTATIONS AND WARRANTIES...................................20

         3.1  Financial Condition............................................20
         3.2  No Change......................................................21
         3.3  Corporate Existence; Compliance with Law.......................21
         3.4  Corporate Power; Authorization; Enforceable Obligations........21
         3.5  No Legal Bar...................................................21
         3.6  Litigation.....................................................21
         3.7  No Default.....................................................22
         3.8  Ownership of Property; Liens...................................22
         3.9  Intellectual Property..........................................22
         3.10  Taxes.........................................................22
         3.11  Federal Regulations...........................................22
         3.12  Labor Matters.................................................22
         3.13  ERISA.........................................................22
         3.14  Investment Company Act; Other Regulations.....................23
         3.15  Use of Proceeds...............................................23
         3.16  Environmental Matters.........................................23
         3.17  Accuracy of Information, etc..................................24
         3.18  Solvency......................................................24


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                                                                           Page

SECTION 4.  CONDITIONS PRECEDENT.............................................24

         4.1  Conditions to Effectiveness....................................24
         4.2  Conditions to Each Loan........................................25

SECTION 5.  AFFIRMATIVE COVENANTS............................................25

         5.1  Financial Statements...........................................26
         5.2  Certificates; Other Information................................26
         5.3  Payment of Tax Obligations.....................................27
         5.4  Maintenance of Existence; Compliance...........................27
         5.5  Maintenance of Property; Insurance.............................27
         5.6  Inspection of Property; Books and Records; Discussions.........27
         5.7  Notices........................................................27
         5.8  Environmental Laws.............................................28
         5.9  Subsidiary Guarantors..........................................28

SECTION 6.  NEGATIVE COVENANTS...............................................29

         6.1  Financial Condition Covenants..................................29
         6.2  Indebtedness...................................................29
         6.3  Liens..........................................................30
         6.4  Fundamental Changes............................................31
         6.5  Material Dispositions..........................................31
         6.6  Transactions with Affiliates...................................31
         6.7  Sales and Leasebacks...........................................31
         6.8  Changes in Fiscal Periods......................................31
         6.9  Lines of Business..............................................31

SECTION 7.  EVENTS OF DEFAULT................................................32

SECTION 8.  THE ADMINISTRATIVE AGENT.........................................34

         8.1  Appointment....................................................34
         8.2  Delegation of Duties...........................................34
         8.3  Exculpatory Provisions.........................................34
         8.4  Reliance by Administrative Agent...............................35
         8.5  Notice of Default..............................................35
         8.6  Non-Reliance on the Administrative Agent and Other Lenders.....35
         8.7  Indemnification................................................36
         8.8  The Administrative Agent in Its Individual Capacity............36
         8.9  Successor Administrative Agent.................................36

SECTION 9.  MISCELLANEOUS....................................................37

         9.1  Amendments and Waivers.........................................37
         9.2  Notices........................................................37


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                                                                           Page

         9.3  No Waiver; Cumulative Remedies.................................38
         9.4  Survival of Representations and Warranties.....................38
         9.5  Payment of Expenses and Taxes..................................38
         9.6  Successors and Assigns; Participations and Assignments.........39
         9.7  Adjustments; Set-off...........................................41
         9.8  Counterparts...................................................41
         9.9  Severability...................................................41
         9.10  Integration...................................................42
         9.11  GOVERNING LAW.................................................42
         9.12  Submission To Jurisdiction; Waivers...........................42
         9.13  Acknowledgments...............................................42
         9.14  Confidentiality...............................................43
         9.15  WAIVERS OF JURY TRIAL.........................................43
         9.16  Group to Become a Party to this Agreement.....................43

ANNEX:

A                     Pricing Grid

SCHEDULES:

1.1                   Commitments
6.2(c)                Existing Indebtedness
6.3(f)                Existing Liens
6.6                   Certain Affiliate Transactions

EXHIBITS:

A                     Form of Guarantee Agreement
B                     Form of Compliance Certificate
C                     Form of Closing Certificate
D                     Form of Assignment and Acceptance
E                     Form of Legal Opinion of Piper & Marbury
F                     Form of Exemption Certificate















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                         CREDIT AGREEMENT, dated as of June 7, 2000, among T.
ROWE PRICE ASSOCIATES, INC., a Maryland corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), and THE CHASE MANHATTAN BANK, as administrative agent.

                         The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                         1.1  Defined Terms.  As used in this Agreement, the
terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                         "ABR":  for any day, a rate per annum (rounded
upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the

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opening of business on the effective  day of such change in the Prime Rate,  the
Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                         "ABR Loans":  Loans the rate of interest applicable to
which is based upon the ABR.

                         "Administrative Agent":  The Chase Manhattan Bank,
together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                         "Affiliate":  as to any Person, any other Person that,
directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Notwithstanding the foregoing, for purposes of Section 6.6, no Lender's status as a Lender shall result in such Lender (or any of its Affiliates) being deemed to be an Affiliate of the Company or its Subsidiaries.

                         "Aggregate Exposure":  with respect to any Lender at
any time, an amount equal to the amount of such Lender's Commitment then in effect or, if the Commitments have been terminated, the amount of such Lender's Loans then outstanding.

                         "Aggregate Exposure Percentage":  with respect to any
Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                         "Agreement":  this Credit Agreement, as amended,
supplemented or otherwise modified from time to time.

                         "Applicable Fee Rate": as set forth on the Pricing
Grid.

                         "Applicable Margin":  as set forth on the Pricing
Grid; provided, that the Applicable Margin shall be 0.125% per annum higher than the Applicable Margin otherwise applicable (a) until the date that is six months after the Closing Date (regardless of utilization) and (b) at any time thereafter when the aggregate outstanding principal amount of the Loans, when added to the


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aggregate  outstanding  principal  amount of "Loans"  under the  364-Day  Credit
Agreement, is greater than or equal to $300,000,000.

                         "Approved Fund":  with respect to any Lender that is a
fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                         "Assignee":  as defined in Section 9.6(c).

                         "Assignment and Acceptance":  an Assignment and
Acceptance, substantially in the form of Exhibit D.

                         "Assignor":  as defined in Section 9.6(c).

                         "Attributable Debt":  in respect of any
Sale/Leaseback, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the sole option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                         "Available Commitment":  as to any Lender at any time,
an amount equal to the excess, if any, of (a) such Lender's Commitment then in effect over (b) such Lender's Loans then outstanding.

                         "Benefitted Lender":  as defined in Section 9.7(a).

                         "Board":  the Board of Governors of the Federal
Reserve System of the United States (or any successor).

                         "Borrower":  as defined in the preamble hereto.


                         "Borrowing Date":  any Business Day specified by the
Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.

                         "Business":  as defined in Section 3.16(b).

                         "Business Day":  a day other than a Saturday, Sunday
or other  day on which  commercial  banks in New  York  City are  authorized  or
required  by  law  to  close,  provided,   that  with  respect  to  notices  and
determinations in connection with, and payments of


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principal and interest on,  Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                         "Capital Lease Obligations":  as to any Person, the
obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                         "Capital Stock":  any and all shares, interests,
participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                         "C/D Assessment Rate":  for any day as applied to any
ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. [Section Mark] 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                         "C/D Reserve Percentage":  for any day as applied to
any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                         "Closing Date":  the date on which the conditions
precedent set forth in Section 4.1 shall have been satisfied, which date is June 7, 2000.

                         "Code":  the Internal Revenue Code of 1986, as amended
from time to time.

                         "Commitment":  as to any Lender, the obligation of
such Lender to make Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Commitment" opposite


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such Lender's name on Schedule 1.1 or in the Assignment and Acceptance  pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Commitments is $500,000,000.

                         "Commitment Period":  the period from and including
the Closing Date to the Termination Date.

                         "Commonly Controlled Entity":  an entity, whether or
not incorporated, that is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Code.

                         "Company":  (a) prior to the date on which Group
becomes a Loan Party, the Borrower, and (b) thereafter, Group.

                         "Compliance Certificate":  a certificate duly executed
by a Responsible Officer substantially in the form of Exhibit B.

                         "Conduit Lender":  any special purpose corporation
organized and administered by any Lender for the purpose of making Loans hereunder otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower (such consent not to be unreasonably withheld or delayed); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.12, 2.13, 2.14 or 9.5 than the designating Lender would have been entitled to receive in respect of the Loans made by such Conduit Lender or (b) be deemed to have any Commitment hereunder.

                         "Confidential Information Memorandum":  the
Confidential Information Memorandum dated March 2000 and furnished to certain Lenders.

                         "Consolidated EBITDA":  for any period, Consolidated
Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt


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issuance costs and commissions,  discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to,
goodwill)  and   organization   costs,   (e)  any   extraordinary,   unusual  or
non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non- cash losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent such interest income exceeds interest expense for such period), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of common stock of any Person resulting in such Person becoming a Subsidiary or of assets comprising an operating unit of a business that in any such case involves the payment of consideration by the Company and its Subsidiaries in excess of $75,000,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property (a) that has a fair market value, or that yields gross proceeds to the Company or any of its Subsidiaries, in excess of $75,000,000 and (b) that consists of either (i) an operating unit of a business or (ii) all of the Capital Stock of a Subsidiary or such portion of the Capital Stock of a Subsidiary as results in such entity no longer constituting a Subsidiary or (if such entity was a consolidated
Subsidiary but remains a Subsidiary) no longer constituting a consolidated Subsidiary.

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                         "Consolidated Interest Coverage Ratio":  for any
period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                         "Consolidated Interest Expense":  for any period,
total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

                         "Consolidated Leverage Ratio":  as at the last day of
any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

                         "Consolidated Net Income":  for any period, the
consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                         "Consolidated Net Worth":  at any date, all amounts
that would, in conformity with GAAP, be included on a consolidated balance sheet of the Company and its Subsidiaries under stockholders' equity at such date

                         "Consolidated Total Debt": at any date, the aggregate
principal amount of all Indebtedness of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                           "Continuing Directors":  the directors of the
Borrower on the Closing Date, and each other director of the Company, if, in each case, such other director's nomination for election to the board of directors of the Company is recommended by at least 66-2/3% of the then Continuing Directors.

                         "Contractual Obligation":  as to any Person, any
provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                         "Default":  any of the events specified in Section 7,
whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                         "Depositary Institution":  any Person that is a bank,
savings and loan, savings bank, thrift institution, trust company or similar financial institution.

                         "Disposition":  with respect to any property, any
sale,  lease,  sale and  leaseback,  assignment,  conveyance,  transfer or other
disposition   thereof.   The  terms  "Dispose"  and  "Disposed  of"  shall  have
correlative meanings.

                         "Dollars"  and "$":  dollars in lawful  currency of the
United States.

                         "Environmental Laws":  any and all foreign, Federal,
state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                         "ERISA":  the Employee Retirement Income Security Act
of 1974, as amended from time to time.

                         "Eurocurrency Reserve Requirements":  for any day as
applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                         "Eurodollar Base Rate":  with respect to each day
during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                         "Eurodollar Loans":  Loans the rate of interest
applicable to which is based upon the Eurodollar Rate.

                         "Eurodollar Rate":  with respect to each day during
each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

   Eurodollar Base Rate divided by (1.00 - Eurocurrency Reserve Requirements)

                         "Eurodollar Tranche":  the collective reference to
Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                         "Event of Default":  any of the events specified in
Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                         "Facility Fee": as defined in Section 2.3(a).

                         "Federal Funds Effective Rate":  for any day, the
weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference

Lender from three federal funds brokers of recognized standing selected by it.

                         "Funding Office":  the office of the Administrative
Agent specified in Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                         "GAAP":  generally accepted accounting principles in
the United  States as in effect from time to time,  except that for  purposes of
Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 3.1. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                         "Governmental Authority":  any nation or government,
any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                         "Group":  any Person formed for the purpose, among
other things, of directly owning all of the Capital Stock of the Borrower.

                         "Guarantee Agreement":  the Guarantee Agreement to be
executed and delivered by Group substantially in the form of Exhibit

A, as the same may be amended, supplemented or otherwise modified from time to time.

                         "Guarantee Obligation":  as to any Person (the
"guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

                         "Hedge Agreements":  all interest rate swaps, caps or
collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                         "Immaterial Subsidiaries":  any one or more
Subsidiaries of the Company (other than the Borrower and any Subsidiary Guarantor) as to which, in the aggregate, each of the (a) assets, (b) revenues and (c) earnings before interest, taxes, depreciation and amortization (excluding intercompany receivables and revenues that would be eliminated upon consolidation in accordance with GAAP) do not, at the time of determination (determined, in the case of clauses (b) and (c), in respect of the most recent period of four consecutive fiscal quarters of the Company for which the relevant financial information is available), exceed 5% of the consolidated assets, consolidated revenues or Consolidated EBITDA (excluding intercompany receivables and revenue that would be eliminated upon consolidation in accordance with GAAP), respectively, of the Company and its Subsidiaries at such time.

                         "Indebtedness":  of any Person at any date, without
duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), and (j) for the purposes of Sections 6.2 and 7(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this definition, "Indebtedness" shall not include deposits held by a Subsidiary which is a Depositary Institution.

                         "Insolvency":  with respect to any Multiemployer Plan,
the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                         "Insolvent":  pertaining to a condition of Insolvency.

                         "Intellectual Property":  the collective reference to
all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                         "Interest Payment Date":  (a) as to any ABR Loan, the
last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period.

                         "Interest Period":  as to any Eurodollar Loan, (a)
initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                         (i) if any Interest Period would otherwise end on a day
                      that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                         (ii) the Borrower may not select an Interest Period that would extend beyond the Termination Date; and

                         (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                         "Lenders":  as defined in the preamble hereto;
provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                         "Lien":  any mortgage, pledge, hypothecation,
assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever
(including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                         "Loan":  any loan made by any Lender pursuant to this
Agreement.

                         "Loan Documents":  this Agreement, the Guarantee
Agreement, any Subsidiary Guarantee Agreement and the Notes.

                         "Loan Parties":  (a) the Borrower, (b) upon the
execution and delivery of the Guarantee Agreement, Group and (c) any Subsidiary Guarantor.

                         "Material Acquisition":  as defined in the definition
of "Consolidated EBITDA".

                         "Material Adverse Effect":  a material adverse effect
on, (a) the business, operations, property or financial condition of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                         "Material Disposition":  as defined in the definition
of "Consolidated EBITDA".

                         "Materials of Environmental Concern":  any gasoline or
petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                         "Multiemployer Plan":  a Plan that is a multiemployer
plan as defined in Section 4001(a)(3) of ERISA.

                         "Non-Excluded Taxes":  as defined in Section 2.13(a).

                         "Non-U.S. Lender":  as defined in Section 2.13(d).

                         "Notes":  the collective reference to any promissory
note evidencing Loans.

                         "Obligations":  the unpaid principal of and interest
on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                         "Other Taxes":  any and all present or future stamp or
documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                         "Participant":  as defined in Section 9.6(b).

                         "PBGC":  the Pension Benefit Guaranty Corporation
established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                         "Percentage":  as to any Lender at any time, the
percentage which such Lender's Commitment then constitutes of the Total Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

                         "Permitted Acquisition":  an acquisition described in
Section 4.2(c).

                         "Person":  an individual, partnership, corporation,
limited  liability  company,   business  trust,  joint  stock  company,   trust,
unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                         "Plan":  at a particular time, any employee benefit
plan that is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                         "Pricing Grid":  the pricing grid attached hereto as
Annex A.

                         "Properties":  as defined in Section 3.16(a).

                         "Reference Lender":  The Chase Manhattan Bank.

                         "Register":  as defined in Section 9.6(d).

                         "Regulation U":  Regulation U of the Board as in
effect from time to time.

                         "Reorganization":  with respect to any Multiemployer
Plan,  the condition that such plan is in  reorganization  within the meaning of
Section 4241 of ERISA.

                         "Reportable Event":  any of the events set forth in
Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or
 .35 of PBGC Reg. [Section Mark] 4043.

                         "Required Lenders":  at any time, the holders of more
than 50% of the Total Commitments then in effect or, if the Commitments have been terminated, the Total Loans then outstanding.

                         "Requirement of Law":  as to any Person, (a) any law,
treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject and (b) solely as to the Company or any of its Subsidiaries, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person.

                         "Responsible Officer":  the chief executive officer,
president or chief financial officer of the Company, but in any event, with respect to financial matters, the principal accounting or chief financial officer of the Company.

                         "Sale/Leaseback":  as defined in Section 6.7.

                         "SEC":  the Securities and Exchange Commission, any
successor thereto and any analogous Governmental Authority.

                         "Single Employer Plan":  any Plan that is covered by
Title IV of ERISA, but that is not a Multiemployer Plan.

                         "Solvent":  when used with respect to any Person,
means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                         "Subsidiary":  as to any Person, a corporation,
partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                         "Subsidiary Guarantee Agreement":  any Guarantee
Agreement executed and delivered by a Subsidiary of the Borrower substantially in the form of Exhibit A (with any changes reasonably requested by the Administrative Agent to reflect such Person's status as a Subsidiary), as the same may be amended, supplemented or otherwise modified from time to time.

                         "Subsidiary Guarantor":  any Subsidiary party to a
Subsidiary Guarantee Agreement.

                         "Termination Date":  June 7, 2005.

                         "Total Commitments":  at any time, the aggregate
amount of the Commitments then in effect.

                         "Transferee":  any Assignee or Participant.

                         "Type":  as to any Loan, its nature as an ABR Loan or
a Eurodollar Loan.

                         "United States":  the United States of America.

                         "364-Day Credit Agreement":  the 364-Day Credit
Agreement, dated as of June 7, 2000, among the Borrower, the lenders parties thereto and The Chase Manhattan Bank, as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.

                         1.2  Other Definitional Provisions.  (a)  Unless
otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                         (b)  As used herein and in the other Loan Documents,
and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

                         (c)  The words "hereof", "herein" and "hereunder" and
words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                         (d)  The meanings given to terms defined herein shall
be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                         2.1  Commitments.  (a)  Subject to the terms and
conditions hereof, each Lender severally agrees to make Loans to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.6.

                         (b)  The Borrower shall repay all outstanding Loans on
the  Termination Date.

                         2.2  Procedure for Loan Borrowing.   The Borrower may
borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and
(iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                         2.3  Fees.  (a)  The Borrower agrees to pay to the
Administrative Agent a facility fee for distribution to each Lender (the "Facility Fee") for the period from and including the Closing Date to the later of (i) the Termination Date and (ii) the date on which all Loans shall have been paid in full (such later date, the "Final Date"), computed at the Applicable Fee Rate on the average daily amount of the Total Commitments (whether or not utilized) (or, for any period after the Termination Date, on the average daily aggregate outstanding amount of the Loans), payable quarterly in arrears on the last day of each March, June, September and December and on the Final Date, commencing on the first of such dates to occur after the date hereof.

                         (b)  The Borrower agrees to pay to the Administrative
Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

                         2.4  Termination or Reduction of Commitments.  The
Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the aggregate, outstanding principal amount of the Loans would exceed the Total Commitments. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Commitments then in effect.

                         2.5  Optional Prepayments.  The Borrower may at any
time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar

Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.14. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

                         2.6  Conversion and Continuation Options. (a)  The
Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                         (b)  Any Eurodollar Loan may be continued as such upon
the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                         2.7  Limitations on Eurodollar Tranches.
Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than five Eurodollar Tranches shall be outstanding at any one time.

                         2.8  Interest Rates and Payment Dates.  (a)  Each
Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                         (b) Each ABR Loan shall bear interest at a rate per
annum equal to the ABR.

                         (c)  (i) If all or a portion of the principal amount
of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                         (d)  Interest shall be payable in arrears on each
Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                         2.9  Computation of Interest and Fees.  (a)  Interest
and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                         (b)  Each determination of an interest rate by the
Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                         2.10  Inability to Determine Interest Rate.  If prior
to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                         2.11  Pro Rata Treatment and Payments.  (a)  Each
borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any Facility Fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Percentages of the relevant Lenders.

                         (b)  Each payment (including each prepayment) by the
Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

                         (c)  All payments (including prepayments) to be made
by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                         (d)  Unless the Administrative Agent shall have been
notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to such Loan, on demand, from the Borrower.

                         (e)  Unless the Administrative Agent shall have been
notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average

Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                         2.12  Requirements of Law.  (a)  If the adoption of or
any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.13 and changes in the rate of tax on the overall net income of such Lender);

                         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other Loans by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                         (iii)shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                         (b)  If any  Lender  shall  have  determined  that  the
adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

                         (c)  A certificate as to any additional amounts
payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Such certificate shall show in reasonable detail the basis therefor. In determining such amounts, each Lender will use averaging and attribution methods which are reasonable. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                         2.13  Taxes.  (a)  All payments made by the Borrower
under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative

Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section including a failure to comply otherwise excused by the last sentence of paragraph (d) or the proviso of paragraph (e), unless such failure to comply results from any change after the date such Lender becomes a Lender in any Requirement of Law or in the interpretation or application thereof, or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non- Excluded Taxes pursuant to this paragraph.

                         (b)  In addition, the Borrower shall pay any Other
Taxes to the relevant Governmental Authority in accordance with applicable law.

                         (c)  Whenever any Non-Excluded Taxes or Other Taxes
are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                         (d)  Each Lender (or Transferee) that is not a "U.S.
Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                         (e)  A Lender that is entitled to an exemption from or
reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                         (f)  The agreements in this Section shall survive the
termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                         2.14  Indemnity.  The Borrower agrees to indemnify
each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. Such certificate shall show in reasonable detail the basis therefor. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                         2.15  Change of Lending Office.  Each Lender agrees
that,  upon the  occurrence of any event giving rise to the operation of Section
2.12 or 2.13(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.12 or 2.13(a).

                         2.16  Replacement of Lenders.  The Borrower shall be
permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.12 or 2.13(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that
(i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.15 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.12 or 2.13(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.14 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.12 or 2.13(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                         To induce the Administrative Agent and the Lenders to
enter into this Agreement and to make the Loans, the Company hereby represents and warrants to the Administrative Agent and each Lender that:

                         3.1  Financial Condition.  The audited consolidated
balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 1997, December 31, 1998 and December 31, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2000, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of the date hereof, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1999 to and including the date hereof there has been no Disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property.

                         3.2  No Change.  For the period from December 31, 1999
to the Closing Date, there has been no development, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

                         3.3  Corporate Existence; Compliance with Law.  Each
Loan Party is each duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Except to the extent that any of the following could not, in the aggregate, reasonably be expected to have Material Adverse Effect, each of the Company and its Subsidiaries: (a) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (c) is in compliance with all Requirements of Law.

                         3.4  Corporate Power; Authorization; Enforceable
Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain Loans hereunder. At the time of its execution, each Loan Party will have taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the Loans on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Loans hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents. Upon its execution, each Loan Document will have been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                         3.5  No Legal Bar.  The execution, delivery and
performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.

                         3.6  Litigation.  No litigation, investigation or
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that is reasonably likely to be determined adversely to the Company or any of its Subsidiaries and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                         3.7  No Default.  Neither the Company nor any of its
Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                         3.8  Ownership of Property; Liens.  Each of the
Company and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except to the extent that failure to have such title or leasehold interest could not reasonably be expected to have a Material Adverse Effect.

                         3.9  Intellectual Property.  Except as, in the
aggregate,  could not reasonably be expected to have a Material  Adverse Effect:
(a) the Company and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted; (b) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Company know of any valid basis for any such claim; and (c) the use of Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person.

                         3.10  Taxes.  The Company and each of its Subsidiaries
has filed or caused to be filed all Federal and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); except as permitted by Section 6.3, no tax Lien has been filed.

                         3.11  Federal Regulations.  No part of the proceeds of
any Loans, and no other Loans hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                         3.12  Labor Matters.  Except as, in the aggregate,
could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened; (b) hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.

                         3.13  ERISA.  Except as, in the aggregate, could not
reasonably be expected to have a Material Adverse Effect, (a) neither a Reportable Event (except as described in clause (c) below), nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, (b) each Plan has complied with the applicable provisions of ERISA and the Code and
(c) no termination of a Single Employer Plan has occurred other than the standard termination of a defined benefit plan in 1997, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount; provided that this sentence shall not apply at any time when there are no Single Employer Plans. Neither the Company nor any Commonly
Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Company nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan in which the Company or any Commonly Controlled Entity is a participant, if any, is in Reorganization or Insolvent.

                         3.14  Investment Company Act; Other Regulations.  No
Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                         3.15  Use of Proceeds.  The proceeds of the Loans
shall be used for general corporate purposes, including to finance acquisitions.

                         3.16  Environmental Matters.  Except as, in the
aggregate, could not reasonably be expected to have a Material
Adverse Effect:

                         (a) the  facilities  and  properties  owned,  leased or
                      operated by the Company or any of its Subsidiaries (the "Properties") do not contain, and to the knowledge of the Company have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could reasonably be expected to give rise to liability of the Company or any of its Subsidiaries under, any Environmental Law;

                         (b) neither the Company nor any of its Subsidiaries has
                      received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Company or any of its Subsidiaries (the "Business"), nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened;

                         (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability of the Company or any of its Subsidiaries under, any

                      Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability of the Company or any of its Subsidiaries under, any applicable Environmental Law;

                         (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

                         (e) there has been no  release  or threat of release of
                      Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability of the Company or any of its Subsidiaries under Environmental Laws;

                         (f) the Properties and all operations at the Properties
                      are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws; and

                         (g) neither the Company nor any of its Subsidiaries has
                      assumed  any   liability   of  any  other   Person   under
                      Environmental Laws.

                         3.17  Accuracy of Information, etc. All factual
information (taken as a whole) contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or written statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Loan Party in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided; provided, however, that the projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the relevant Loan Party to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, there is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                         3.18  Solvency.  Each Loan Party is, and after giving
effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

                      SECTION 4.  CONDITIONS PRECEDENT

                         4.1  Conditions to Effectiveness.  The effectiveness
of this Agreement is subject to the satisfaction of the following conditions precedent:

                         (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1.

                         (b) Fees.  The  Lenders  and the  Administrative  Agent
                      shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date; provided, however, that if the Closing Date occurs before the first Loan is made hereunder, then all such amounts will be paid in immediately available funds on the Closing Date by the Borrower.

                         (c) Financial Statements.  The Lenders shall have
                      received the financial statements referred to in Section 3.1.

                         (d) Closing Certificate. The Administrative Agent shall
                      have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                         (e) Legal Opinions. The Administrative Agent shall have
                      received a signed legal opinion from Piper Marbury Rudnick & Wolfe LLP, counsel to the Borrower, substantially in the form of Exhibit E.

                         4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including its initial Loan) is subject to the satisfaction of the following conditions precedent:

                         (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct as of such earlier date.

                         (b) No  Default.  No Default or Event of Default  shall
                      have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date and the use of proceeds thereof.

                         (c) Permitted Acquisitions. In the case of any Loan used to finance a Material Acquisition (as defined in the definition of "Consolidated EBITDA"), (i) the Administrative Agent shall have received a certificate from the Company demonstrating pro forma compliance with
                      Section 6.1 in reasonable detail and (ii) in the case of any such acquisition involving a Person that has publicly traded Capital Stock, such acquisition shall have been approved by the Board of Directors of such Person.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 4.2 have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

                         The Company hereby agrees that, so long as the
Commitments remain in effect, or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Company shall and shall cause each of its Subsidiaries to:

                         5.1  Financial Statements.  Furnish to the
Administrative Agent and each Lender:

                         (a) as soon as  available,  but in any event  within 90
                      days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing (it being understood that this requirement may be satisfied through the delivery of reports filed with the SEC on Form 10-K);

                         (b) as soon as  available,  but in any  event not later
                      than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being prepared in accordance with GAAP (it being understood that this requirement may be satisfied through the delivery of reports filed with the SEC on Form 10-Q); and

                         (c) after Group becomes a Loan Party, as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower and 90 days after the end of the fourth quarterly period of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being prepared in accordance with GAAP.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                         5.2  Certificates; Other Information.  Furnish to the
Administrative Agent and each Lender (or, in the case of clause (e), to the relevant Lender):

                         (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained that any Default or Event of Default had occurred and was continuing as of the date of such certificate, except as specified in such certificate;

                         (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default which has occurred and is continuing as of the date of such certificate except as specified in such certificate and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Company and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be;

                         (c) within 45 days after the end of each fiscal quarter of the Company, a narrative discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year (it being understood that this requirement may be satisfied through the delivery of reports filed with the SEC on Form 10-K or 10-Q, as the case may be);

                         (d) within five days after the same are sent, copies of
                      all financial statements and reports that the Company sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that any Loan Party may make to, or file with, the SEC; and

                         (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                         5.3  Payment of Tax Obligations.  Pay, discharge or
otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material tax obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

                         5.4  Maintenance of Existence; Compliance.  (a)
Preserve, renew and keep in full force and effect its corporate existence except, in the case of the Loan Parties, as otherwise expressly permitted by
Section 6.4, and except, in the case of any Subsidiary (other than the Borrower), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                         5.5  Maintenance of Property; Insurance.  (a)  Keep
all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                         5.6  Inspection of Property; Books and Records;
Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent and any Lender to visit and inspect, under guidance of officers of the Company or such Subsidiary, any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants; provided, that, unless a Default or an Event of Default has occurred and is continuing, no Lender may exercise its rights under this sentence more than once in any fiscal year of the Company (it being understood that this proviso does not apply to the Administrative Agent).

                         5.7  Notices.  Promptly give notice to the
Administrative Agent and each Lender of:

                         (a) the occurrence of any Default or Event of Default;

                         (b) any (i)  default  or event  of  default  under  any
                      Contractual Obligation of the Company or any of its Subsidiaries of which any Responsible Officer has knowledge, or (ii) litigation, investigation or proceeding that may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                         (c) any  litigation  or  proceeding  filed  against the
                      Company or any of its Subsidiaries (i) in which the amount involved is $10,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document; and

                         (d) the  following  events,  as soon as possible and in
                      any event within 30 days after a Responsible Officer of the Company knows thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or the relevant Subsidiary proposes to take with respect thereto.

                         5.8  Environmental Laws.  Except as, in the aggregate,
could not reasonably be expected to have a Material Adverse Effect: (a) comply with, and take reasonable actions to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, provided, that the Company or the relevant Subsidiary shall not be precluded from appealing or otherwise legally challenging orders and directives that it reasonably believes to exceed the requirements of Environmental Laws.

                         5.9  Subsidiary Guarantors.  In the case of any fiscal
quarter during which a Material Acquisition or Material Disposition occurs, substantially concurrently with the next delivery of financial statements covering such fiscal quarter pursuant to Section 5.1, (a) deliver to the Administrative Agent a calculation in reasonable detail showing the percentage of Consolidated EBITDA for the four-quarter period ending with such fiscal quarter contributed by Group, the Borrower and any existing Subsidiary
Guarantors (determined as if such Subsidiary Guarantors had been Subsidiary Guarantors at the beginning of such period) and (b) if such percentage is 50% or less, cause one or more Subsidiaries designated by the Borrower to execute and deliver Subsidiary Guarantee

Agreements to the extent necessary such that, if such Subsidiaries had been Subsidiary Guarantors at the beginning of such period, such percentage would have exceeded 50%.

                      SECTION 6.  NEGATIVE COVENANTS

                         The Company hereby agrees that, so long as the
Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                         6.1  Financial Condition Covenants.

                         (a)  Consolidated Leverage Ratio.  Permit the
Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company to exceed 2.50 to 1.00.

                         (b)  Consolidated Interest Coverage Ratio.  Permit the
Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company to be less than 4.00 to 1.00.

                         6.2  Indebtedness.  Create, issue, incur, assume,
become liable in respect of or suffer to exist any Indebtedness, except:

                         (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                         (b) intercompany Indebtedness owing to the Company or any of its Subsidiaries;

                         (c) Indebtedness outstanding on the date hereof and listed on Schedule 6.2(c) or disclosed in the financial statements described in Section 3.1 and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

                         (d)  Indebtedness secured by Liens permitted by
                      Section 6.3(k) in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;

                         (e) Hedge Agreements that are entered into for hedging purposes and not speculative purposes;

                         (f) (i)  Indebtedness  secured only by a Lien described
                      in Section 6.3(l), incurred on a loan-to-value basis no lower than is customary for similar financings, and (ii) Attributable Debt resulting from a Sale/Leaseback permitted by Section 6.7 (other than Attributable Debt incurred pursuant to paragraph (g) below), in an aggregate principal amount for all Indebtedness incurred pursuant to this paragraph not to exceed $125,000,000; and

                         (g) Indebtedness in addition to and without  limitation
                      on the Indebtedness otherwise permitted by this Section 6.2, provided that (i) on the date of incurrence of such Indebtedness and after giving effect on a pro forma basis to the incurrence of such Indebtedness (and to the concurrent retirement of any other Indebtedness in connection therewith), no Default or Event of Default would exist hereunder (including pursuant to Section 6.1 determined, in the case of Section 6.1(b) as if such incurrence (and any such retirement) had occurred on the first day of the relevant period of four consecutive fiscal quarters and (ii) on the date of incurrence of any Indebtedness pursuant to this paragraph that is either (x) secured (which shall include any Attributable Debt not incurred pursuant to paragraph (f)(ii) above) or (y) incurred by a Person that is not a Loan Party ("Specified Indebtedness"), the aggregate outstanding principal amount of all Specified Indebtedness outstanding after such incurrence (and after any concurrent retirement of other Indebtedness) shall not exceed an amount equal to 10% of Consolidated Net Worth, determined as of the last day of the most recently ended fiscal quarter prior to such date for which financial statements have been delivered pursuant to Section 5.1.

                         6.3  Liens.  Create, incur, assume or suffer to exist
any Lien upon any of its property, whether now owned or hereafter acquired, except for:

                         (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

                         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                         (c)  Liens   consisting   of  pledges  or  deposits  in
                      connection   with  workers'   compensation,   unemployment
                      insurance and other social security legislation;

                         (d) deposits to secure the  performance of bids,  trade
                      contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                         (e) easements,  rights-of-way,  restrictions  and other
                      similar encumbrances incurred in the ordinary course of business that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                         (f) Liens in  existence  on the date  hereof  listed on
                      Schedule  6.3(f),   securing  Indebtedness   permitted  by
                      Section 6.2(c), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                         (g) any  interest or title of a lessor  under any lease
                      entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

                         (h) Liens arising out of the existence of judgments or awards not constituting an Event of Default;

                         (i) statutory and common law landlord's Liens under leases to which the Company or any of its Subsidiaries is a party;

                         (j) Liens which constitute rights of setoff of a customary nature or banker's Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with Depository Institutions in the ordinary course of business;

                         (k) Liens on property acquired pursuant to an acquisition, or on property of a Subsidiary of the Company in existence at the time such Subsidiary is acquired, provided that (i) the aggregate outstanding principal amount of Indebtedness secured by such Liens does not exceed $25,000,000 and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such acquisition and do not attach to any other property of the Company or any of its Subsidiaries;

                         (l) any Lien resulting from (i)  Indebtedness  incurred
                      pursuant to Section 6.2(f) secured only by real property (together with related furniture, fixtures and equipment and other items of personal property related solely to such real property) or (ii) a Sale/Leaseback permitted by
                      Section 6.7; and

                         (m) Liens not otherwise permitted by this Section securing Indebtedness incurred pursuant to Section 6.2(g) that is permitted by said Section to be secured.

                         6.4  Fundamental Changes.  In the case of any Loan
Party, (a) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (b) consolidate or merge with or into any other Person, other than a consolidation or merger in which such Loan Party is the surviving corporation or a merger solely for the purpose of re-incorporating such Loan Party in another jurisdiction, provided that, in each case, no Default or Event of Default shall exist at the time of, or immediately after giving effect to, such consolidation or merger (including, on a pro forma basis, pursuant to Section 6.1), or (c) Dispose of, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person.

                         6.5  Material Dispositions. Consummate a Material
Disposition unless (a) except in the case of distributions of assets to shareholders of the Company, the consideration received at the time thereof is at least equal to the fair market value of the property subject to such Material Disposition as determined in good faith by the Board of Directors of the Company (including as to the value of non-cash consideration) and (b) no Default or Event of Default shall exist at the time of, or immediately after giving effect to, such Material Disposition (including, on a pro forma basis, pursuant to Section 6.1).

                         6.6  Transactions with Affiliates.  Enter into any
transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Company or any Subsidiary) unless (a) such transaction is upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate or
(b) such transaction is pursuant to an agreement in effect on the Closing Date and, in the case of any material transaction, described on Schedule 6.6, or any amendment thereto or any replacement agreement thereof so long as such amendment or replacement agreement is not more disadvantageous to the Lenders in any material respect than the original agreement in effect on the Closing Date.

                         6.7  Sales and Leasebacks.  Enter into any arrangement
(a "Sale/Leaseback") with any Person providing for the leasing by the Company or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary unless, after giving effect thereto, the aggregate outstanding amount of Attributable Debt (other than Attributable Debt incurred pursuant to Section 6.2(g)), when added to the aggregate outstanding principal amount of Indebtedness incurred pursuant to Section 6.2(f)(i), does not exceed $125,000,000.

                         6.8  Changes in Fiscal Periods.  Permit the fiscal
year of the Company to end on a day other than December 31 or change the Company's method of determining fiscal quarters.

                         6.9  Lines of Business.  Enter into any business,
either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are complimentary or reasonably related thereto, including any type of financial services business, except for unrelated businesses so long as the cost of each investment by the Company or its Subsidiary in any such unrelated business does not exceed, when aggregated with the cost of all other such investments, an amount equal to 10% of the Company's assets, on a consolidated basis, determined as of the last day of the most recently ended fiscal quarter prior to such investment for which financial statements have been delivered pursuant to Section 5.1.

                                           SECTION 7.  EVENTS OF DEFAULT

                         If any of the following events shall occur and be
continuing:

                         (a) the Borrower shall fail to pay any principal of any
                      Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any

                      Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                         (b) any  representation or warranty made or deemed made
                      by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                         (c) any Loan Party shall  default in the  observance or
                      performance of any agreement contained in Section 5.4(a) (with respect to the Loan Parties only), Section 5.7(a) or
                      Section 6 of this Agreement;

                         (d) any Loan Party shall  default in the  observance or
                      performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

                         (e) The  Company or any of its  Subsidiaries  shall (i)
                      default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
                      (iii)  default in the  observance  or  performance  of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000; or

                         (f) (i) The Company or any of its  Subsidiaries  (other
                      than Immaterial Subsidiaries) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets or the Company or any of its Subsidiaries (other than Immaterial Subsidiaries) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries (other than Immaterial Subsidiaries) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries (other than Immaterial Subsidiaries) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries (other than Immaterial Subsidiaries) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Subsidiaries (other than Immaterial Subsidiaries) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                         (g) (i) any  Person  shall  engage  in any  "prohibited
                      transaction"  (as  defined  in  Section  406 of  ERISA  or
                      Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                         (h) one or more  judgments or decrees  shall be entered
                      against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                         (i) Group shall fail,  concurrently  with its  becoming
                      the owner of any Capital Stock of the Borrower, to deliver an executed Guarantee Agreement, together with documents of the type described in Sections 4.1(d) and (e) with respect to Group and the Guarantee Agreement; or

                         (j) (i) any "person" or "group" (as such terms are used
                      in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (other than Group) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Company; (ii) the board of directors of the Company shall cease to consist of a majority of Continuing Directors; or (iii) after it becomes a Loan Party, Group shall cease to own and control, beneficially and of record, directly, 100% of each class of Capital Stock of the Borrower free and clear of all Liens;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                       SECTION 8. THE ADMINISTRATIVE AGENT

                         8.1  Appointment.  Each Lender hereby irrevocably
designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                         8.2  Delegation of Duties.  The Administrative Agent
may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                         8.3  Exculpatory Provisions.  Neither the
Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this
Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                         8.4  Reliance by Administrative Agent.  The
Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative

Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                         8.5  Notice of Default.  The Administrative Agent
shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                         8.6  Non-Reliance on the Administrative Agent and
Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also
represents  that  it  will,   independently   and  without   reliance  upon  the
Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                         8.7  Indemnification.  The Lenders agree to indemnify
the Administrative Agent in its capacity as such (to the extent not reimbursed by any Loan Party and without limiting the obligation of the Loan Parties to do
so), ratably according to its Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                         8.8  The Administrative Agent in Its Individual
Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though it were not an Agent. With respect to its Loans made or renewed by it the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                         8.9  Successor Administrative Agent.  The
Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or under Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                            SECTION 9. MISCELLANEOUS

                         9.1  Amendments and Waivers.  Neither this Agreement,
any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 9.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this

Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 9.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the written consent of all Lenders; (v) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                         9.2  Notices.  All notices, requests and demands to or
upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

                      The Borrower:

                         T. Rowe Price Associates, Inc.
                          100 East Pratt Street
                          Baltimore, MD 21202
                          Attention:  Joseph P. Croteau
                          Telecopy: 410-547-6824
                          Telephone: 410-345-2384

                       The Administrative Agent:

                          The Chase Manhattan Bank
                          1 Chase Manhattan Plaza, 8th Floor
                          New York, NY 10081

                          Attention: Laura Rebecca
                          Telecopy: 212-552-7490
                          Telephone: 212-552-7253

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                         9.3  No Waiver; Cumulative Remedies.  No failure to
exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other
Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                         9.4  Survival of Representations and Warranties.  All
representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                         9.5  Payment of Expenses and Taxes.  The Borrower
agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the syndication of the Facility, the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company or any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified

Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 9.5 shall be submitted at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section
9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                         9.6  Successors and Assigns; Participations and
Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                         (b)  Any Lender other than any Conduit Lender may,
without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent requires the approval of the Lender from which the Participant purchased its Participation pursuant to clauses (i) through (v) of Section 9.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and
2.14 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.13, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                         (c)  Any Lender other than any Conduit Lender (an
"Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Approved Fund or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Approved Fund) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 9.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this
Section 9.6(c).

                         (d)  The Administrative Agent shall, on behalf of the
Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

                         (e)  Upon its receipt of an Assignment and Acceptance
executed by an Assignor, an Assignee and any other Person whose consent is required by Section 9.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

                         (f)  For avoidance of doubt, the parties to this
Agreement acknowledge that the provisions of this Section 9.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                         (g)  The Borrower, upon receipt of written notice from
the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

                         (h)  Each Loan Party, each Lender and the
Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                         9.7  Adjustments; Set-off.  (a)  Except to the extent
that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 7, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                         (b)  In addition to any rights and remedies of the
Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                         9.8  Counterparts.  This Agreement may be executed by
one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                         9.9  Severability.  Any provision of this Agreement
that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                         9.10  Integration.  This Agreement and the other Loan
Documents represent the entire agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                         9.11  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS
AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                         9.12  Submission To Jurisdiction; Waivers.  The
Borrower hereby irrevocably and unconditionally:

                         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                         (b) consents that any such action or proceeding  may be
                      brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                         (c) agrees  that  service of process in any such action
                      or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                         (d) agrees that  nothing  herein shall affect the right
                      to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                         (e) waives,  to the maximum  extent not  prohibited  by
                      law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                         9.13  Acknowledgments.  The Borrower hereby
acknowledges that:

                         (a)  it has been advised by counsel in the
                      negotiation, execution and delivery of this Agreement and the other Loan Documents;

                         (b) neither the Administrative Agent nor any Lender has
                      any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                         (c) no joint venture is created  hereby or by the other
                      Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                         9.14  Confidentiality.  Each of the Administrative
Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender, any affiliate of any Lender or any Approved Fund, (b) to any actual or prospective Transferee or Hedge Agreement counterparty that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates with a need to know such information for a purpose related to the transactions described herein, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                         9.15  WAIVERS OF JURY TRIAL.   THE BORROWER, THE
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                         9.16  Group to Become a Party to this Agreement.  It
is understood that, pursuant to Section 10 of the Guarantee Agreement, Group shall become a party to this Agreement for the purposes of making the representations and warranties contained herein and agreeing to comply with the covenants and other applicable provisions hereof.

                         IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                          T. ROWE PRICE ASSOCIATES, INC.

                                          By: /s/ George A. Roche
                                          Title: Chairman and President


                                          THE CHASE MANHATTAN BANK, as
                                          Administrative Agent and as a Lender

                                          By: /s/ Heather A. Lindstrom
                                          Title: Vice President


                                          FLEET NATIONAL BANK

                                          By: /s/ Lawrence C. Bigelow
                                          Title: Managing Director


                                          THE BANK OF NEW YORK

                                          By: /s/ Timothy J. Somers
                                          Title: Vice President


                                          BANK ONE, N.A.

                                          By: /s/ Nicole Holzaphel
                                          Title: First Vice President

                                          PNC BANK, NATIONAL ASSOCIATION

                                          By: /s/ Paul Devine
                                          Title: Vice President


                                          STATE STREET BANK AND TRUST COMPANY

                                          By: /s/ John T. Daley
                                          Title: Vice President


                                          ALLFIRST BANK

                                          By: /s/ Marion I. Knott
                                          Title: Senior Vice President

                                                                       Annex A

                                  PRICING GRID




           Consolidated                   Applicable              Applicable
          Leverage Ratio                   Fee Rate                 Margin

           > or = 2.0:1.0                   0.20%                   0.55%

           > or = 1.5:1.0
           but <2.0:1.0                     0.175%                  0.45%

             <1.5:1.0                       0.15%                   0.35%


Changes in the Applicable Margin or the Applicable Fee rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 5.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply.

                                                                   Schedule 1.1


                                   COMMITMENTS

                      NAME OF LENDER                          COMMITMENT


                      The Chase Manhattan Bank              $104,166,666

                      Fleet National Bank                   $104,166,667

                      The Bank of New York                   $62,500,000

                      Bank One, N.A.                         $62,500,000

                      PNC Bank, National Association         $62,500,000

                      State Street Bank and Trust Company    $62,500,000

                      Allfirst Bank                          $41,666,667